UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2011

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

(Exact Name of Registrant as Specified in its Charter)

PowerShares DB G10 Currency Harvest Fund – Delaware	16-6562496
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-33020

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

DB Commodity Services LLC, the managing owner (the “Managing Owner”) of PowerShares DB G10 Currency Harvest Fund (the “Fund”), has determined that distributions will not be made to the shareholders of the Fund for the calendar year ending December 31, 2011.

As disclosed in the Fund’s prospectus, the Fund makes distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeded the actual and projected fees and expenses of the Fund, the Managing Owner has periodically made distributions of a substantial portion of the estimated amount of such excess. In the current interest rate environment, the Fund’s interest income has not exceeded the fees and expenses of the Fund; therefore, the Managing Owner has determined not to make distributions for the calendar year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Hans Ephraimson
Name:	Hans Ephraimson
Title:	Chief Executive Officer

By:	/s/ Michael Gilligan
Name:	Michael Gilligan
Title:	Principal Financial Officer

Date: December 7, 2011

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